UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 7, 2015

Date of Report (Date of earliest event reported)

Zynga Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35375	42-1733483
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

699 Eighth Street

San Francisco, CA 94103

(Address of principal executive offices, including zip code)

(855) 449-9642

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Chief Executive Officer

Effective April 8, 2015, Don Mattrick resigned as Chief Executive Officer of Zynga Inc. (“Zynga”), as a member of the Board of Directors (the “Board”) and from all other positions with Zynga. Zynga entered into a Separation Agreement and General Release, dated April 8, 2015 (the “Separation Agreement”), with Mr. Mattrick to memorialize the parties’ mutual desire to separate employment. The Separation Agreement provides, among other things:

•	Mr. Mattrick resigned from his position as Zynga’s Chief Executive Officer and all other positions he had with Zynga’s subsidiaries and affiliates, including as a director of Zynga.

•	Mr. Mattrick will receive a severance payment of $4,000,000, as provided in his offer letter. The severance amount will be paid ratably over the 24 months following Mr. Mattrick’s resignation. The Company will accelerate the vesting of 5,111,081 unvested restricted stock units and unvested options to purchase 189,552 shares of Class A common stock previously granted to Mr. Mattrick. The vested awards will remain exercisable for 24 months following Mr. Mattrick’s resignation.

•	Mr. Mattrick will receive a lump sum cash payment equal to the lesser of (i) the annual cash bonus, if any, that he would have been paid pursuant to Zynga’s cash incentive plan for 2015 and (ii) $1,000,000, in each case, pro-rated for the days he worked for Zynga in fiscal 2015. Any such bonus would be paid on the date that annual bonuses are paid to then-current employees of Zynga.

•	If Mr. Mattrick makes a timely election to continue coverage under COBRA, Zynga will pay the COBRA premiums to continue coverage for Mr. Mattrick and his eligible dependents for up to eighteen months after the date of his resignation.

•	Mr. Mattrick will also receive up to $25,000 to reimburse attorneys’ fees and costs that he may incur for legal advice relating to his resignation.

•	Zynga and Mr. Mattrick agreed to terminate all other agreements between them other than Mr. Mattrick’s employee invention assignment agreement, including Mr. Mattrick’s offer letter, all outstanding but unvested equity awards and Zynga’s other plans and arrangements for the benefit of employees.

•	Mr. Mattrick and Zynga each agreed not to disparage the other in in any manner likely to be harmful to their respective business or personal reputation.

•	Mr. Mattrick agreed to a release of claims related to Mr. Mattrick’s employment and other relationships with Zynga and Zynga’s affiliates, and the termination of Mr. Mattrick’s employment and other relationships with Zynga and Zynga’s affiliates. Payment of the severance and accelerated vesting described above is contingent upon Mr. Mattrick executing and not revoking the release of claims.

•	Certain of Mr. Mattrick’s obligations, such as those in relation to intellectual property, non-solicitation and confidentiality, remain in effect.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which is attached as Exhibit 99.1 and incorporated herein by reference.

(b)	Appointment of Chief Executive Officer

The Board appointed Mark Pincus, Zynga’s Chairman of the Board, as Zynga’s Chief Executive Officer, effective April 8, 2015. Mr. Pincus is our Founder and had previously served as Zynga’s Chief Executive Officer from April 2007 to July 2013. In addition, he served as Chief Product Officer from April 2007 to April 2014 and has served as Chairman of the Board since April 2007.

In 2014 Mr. Pincus founded superlabs, a product lab focused on developing products that connect and empower people. Mr. Pincus also founded Zynga.org in 2009, a non-profit organization dedicated to using social games for social good. In 2003, he launched Tribe.net, one of the first social networks in the industry. He served as Chief Executive Officer and Chairman of tribe.net from 2003-2007. From 1997 to 2000, he served as Chairman of Support.com, Inc. (NASDAQ: SPRT), a help desk automation software company he founded, and he served as Chief Executive Officer and President from December 1997 to July 1999. From 1996 to 1997, he served as Chief Executive Officer of FreeLoader, Inc., a web-based news company he founded. He holds an M.B.A. from Harvard Business School and a B.S. in Economics from the University of Pennsylvania’s Wharton School of Business.

There are no family relationships between Mr. Pincus and any director or executive officer of Zynga.

Mr. Pincus will receive an annual salary of $1 in connection with his appointment as Chief Executive Officer. The preceding description of Mr. Pincus’s compensatory arrangements is qualified in its entirety by reference to his offer letter, which is filed hereto as Exhibit 10.1. No other new compensatory arrangements were entered into with Mr. Pincus in connection with his appointment as Chief Executive Officer.

(c)	Compensatory Arrangements of Certain Officers

At a meeting of the Compensation Committee (the “Committee”) of the Board held on April 7, 2015, the Committee unanimously approved the grant of restricted stock awards to each of David Lee, Zynga’s Chief Financial Officer and Chief Accounting Officer and Devang Shah, Zynga’s General Counsel, Secretary and Vice President, for 500,000 shares of Zynga’s Class A common stock, which awards will be granted on April 8, 2015, commence vesting on April 15, 2015 and will vest ratably each quarter over a four year period, in each case subject to continued service to Zynga.

Item 8.01. Other Events.

On April 8, 2015, Zynga issued a joint press release relating to the change in management. This press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Offer Letter, between Zynga Inc. and Mark Pincus, dated April 8, 2015.

99.1	Separation Agreement and General Release, between Zynga Inc. and Don Mattrick, dated April 8, 2015.

99.2	Press release issued by Zynga Inc., dated April 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynga Inc.

Date: April 8, 2015	By:	/s/ Devang Shah
Devang Shah
General Counsel, Secretary and Vice President

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Offer Letter, between Zynga Inc. and Mark Pincus, dated April 8, 2015.

99.1	Separation Agreement and General Release, between Zynga Inc. and Don Mattrick, dated April 8, 2015.

99.2	Press release issued by Zynga Inc., dated April 8, 2015.